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                                                                  Exhibit (4)(b)

NOTE NO. T-1                                              CUSIP # 066 365 BY2


     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO BANKERS TRUST NEW YORK CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THIS NOTE IS A BOOK-ENTRY SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.


                      BANKERS TRUST NEW YORK CORPORATION
                 7-1/8% SUBORDINATED NOTES DUE MARCH 15, 2006


     Bankers Trust New York Corporation, a corporation duly organized and existing under the laws of the State of New York (the "Company"), for value received, hereby promises to pay to Cede & Co., as the nominee of The Depository Trust Company, or registered assigns, the principal amount of $150,000,000 on March 15, 2006, and to pay interest on the outstanding principal amount hereof from time to time from the date of issue or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually on March 15 and September 15 in each year (each, an "Interest Payment Date"), commencing September 15, 1996, at the rate of 7-1/8% per annum, until the principal hereof is paid or made available for payment. Subject to certain exceptions provided in the Indenture referred to below, the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Subordinated Note (or one or more predecessor Subordinated Notes) is registered at the close of business on the March 1 and September 1 next preceding such Interest Payment Date commencing on September 1, 1996 (the "Regular Record Date"). Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Subordinated Note (or one or more predecessor Subordinated Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest
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to be fixed by the Trustee or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Subordinated Notes (as defined below) may be listed and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Notice of a Special Record Date shall be given to Holders of Subordinated Notes not less than 10 days prior to such Special Record Date. Payment of the principal of and interest on this Subordinated Note shall be made at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that, at the option of the Company,
                          --------  -------
payments of interest may be made by check or wire transfer mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     The Subordinated Notes may not be redeemed prior to maturity.

     This Subordinated Note is one of a duly authorized issue of Securities of the Company (the "Securities") not limited in aggregate principal amount. All the Securities are issued or to be issued under an indenture, dated as of April 1, 1992, as amended by a Supplemental Indenture dated as of January 15, 1993 (collectively, the "Indenture"), duly executed and delivered by the Company to Marine Midland Bank, as Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the holders of Senior Indebtedness (as defined in the Indenture) and the holders of the Securities. The Securities may be for various principal amounts and are issuable in series, which different series may mature at different times, may bear interest at different rates and may otherwise vary as provided in the Indenture. This Subordinated Note is one of the Securities described in the Indenture, and is one of the series designated as the Company's 7-1/8% Subordinated Notes due March 15, 2006 (herein the "Subordinated Notes"), limited to an aggregate principal amount of $150,000,000. For the purposes of this Subordinated Note, Existing Subordinated Indebtedness also includes, in addition to those listed in the Indenture, the following: the Company's 7-1/2% Subordinated Notes due November 15, 2015, 7-1/8% Subordinated Notes due 2010, 7-1/2% Subordinated Notes due 2010, 8-1/4% Subordinated Notes due 2005, 8-1/8% Subordinated Notes due 2002, 6.00% Subordinated Notes due October 15, 2008, 6-1/8% Convertible Capital Securities due 2033, 6.00% Convertible Capital Securities due 2033, Subordinated LIBOR/CMT Floating Rate Debentures due 2003, Subordinated Floating Rate Notes due 2004, Subordinated Floating Rate Notes due 2005, Subordinated Constant Rate Maturity Treasury Floating Rate Debentures due 2003, 7.25% Subordinated Notes due January 15, 2003 and Subordinated Yen Loan due 2005. Unless otherwise defined herein, terms used herein shall have the meanings assigned in the Indenture.

     The following provisions, provided for or contemplated by the Indenture, are applicable to the Subordinated Notes:

     PAYING AGENT AND REGISTRAR. Initially, Bankers Trust Company will act as Paying Agent and Registrar. The Company may change any Paying Agent,
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Registrar or co-registrar without notice.  The Company may act in either such capacity.

     2. SUBORDINATION. The indebtedness evidenced by this Subordinated Note is, to the extent provided in Article Fourteen of the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Subordinated Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Subordinated Note, by accepting the same, agrees that each holder of Senior Indebtedness, whether created or acquired before or after the issuance of the Subordinated Notes of this series, shall be deemed conclusively to have relied on such provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness. The Indenture also provides that if, upon the occurrence of certain events of bankruptcy or insolvency relating to the Company, there remains, after giving effect to such subordination provisions, any amount of cash, property or securities available for payment or distribution in respect of Subordinated Notes of this series (as defined in the Indenture, "Excess Proceeds"), and if, at such time, any Entitled Person (as defined in the Indenture) has not received payment in full of all amounts due or to become due on or in respect of Other Financial Obligations (as defined in the Indenture), then such Excess Proceeds shall first be applied to pay or provide for the payment in full of such Other Financial Obligations before any payment or distribution may be made in respect of Subordinated Notes of this series. This Subordinated Note is also issued subject to the provisions of the Indenture regarding payments to Entitled Persons in respect of Other Financial Obligations. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination of this Security and payment of Excess Proceeds as provided in the Indenture and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

     3. DENOMINATIONS, TRANSFER, EXCHANGE. The Subordinated Notes are issuable in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The transfer of Subordinated Notes will be registered and Subordinated Notes may be exchanged as provided in the Indenture. The Registrar may require holders of Subordinated Notes, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

     4. PERSONS DEEMED OWNERS. The Company, the Trustee for the Subordinated Notes and any agent of the Company or such Trustee may treat the Person in whose name this Subordinated Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes whatsoever, whether or not this Subordinated Note be overdue, and neither the Company, such Trustee nor any such agent shall be affected by notice to the contrary.

     5. AMENDMENTS AND WAIVERS. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least 66-2/3% in principal amount of the Securities at the time outstanding of each series to be affected.
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The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time outstanding, on behalf of Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Subordinated Note shall be conclusive and binding upon such Holder and upon all future Holders of this Subordinated Note and of any Subordinated Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such waiver is made upon this Subordinated Note.

     6. DEFAULTS AND REMEDIES. An Event of Default is any of certain events involving a bankruptcy, insolvency or reorganization of the Company. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Subordinated Notes may declare all the Subordinated Notes to be due and payable immediately. Holders of Subordinated Notes may not enforce the Indenture or the Subordinated Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Subordinated Notes. Subject to certain limitations, holders of a majority in principal amount of the Subordinated Notes may waive an Event of Default and rescind any related declaration and also may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of Subordinated Notes notice of any continuing Event of Default if it determines that withholding notice is in their interest. The Company must furnish an annual compliance certificate to the Trustee.

     7. TRUSTEE DEALINGS WITH COMPANY. Subject to Sections 608 and 613 of the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.

     8. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Subordinated Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder of Subordinated Notes by accepting the Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Subordinated Notes.

     THIS SUBORDINATED NOTE SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     THIS SUBORDINATED NOTE IS NOT A DEPOSIT OR OTHER OBLIGATION OF A BANK AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR OTHER GOVERNMENTAL AGENCY.

     This Subordinated Note shall not be valid or obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture.

     IN WITNESS WHEREOF, Bankers Trust New York Corporation has caused this instrument to be signed in its corporate name, manually or by facsimile,
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by its Chairman of the Board or one of its Senior Vice Presidents and a
facsimile of its corporate seal to be affixed hereunto or imprinted hereon, attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

                                                 BANKERS TRUST NEW YORK
                                                   CORPORATION


Attest: _____________________               By: _____________________
        Assistant Secretary                     Senior Vice President

                                                       Dated:  March 22, 1996



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Subordinated Notes of the series designated herein referred to in the within-mentioned Indenture.

                                                 MARINE MIDLAND BANK,
                                                      as Trustee


                                                 By:
                                                    Authorized Signer